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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


         We hereby consent to the use in the Form 10-SB Registration Statement of Tulvine Systems, Inc. our report as of January 31, 2000 dated February 8, 2000 relating to the financial statement of Tulvine Systems, Inc. which appears in such Form 10-SB.



                                                   Stephen P. Higgins
                                                   Certified Public Accountant